EXHIBIT 99.2

UNAUDITED PRO FORMA FINANCIAL INFORMATION

We are providing the following information to aid you in your financial analysis of the proposed Asset Sale Transaction. The following unaudited pro forma financial data gives effect to the sale of the Purchased Assets. The unaudited pro forma balance sheet as of June 30, 2018 has been prepared assuming the Asset Sale Transaction was consummated as of that date. The unaudited pro forma statements of operations for the six months ended June 30, 2018, the twelve months ended December 31, 2017 and the twelve months ended December 31, 2016, have been prepared in accordance with the SEC’s pro forma rules under S-X Article 11 assuming that the Asset Sale Transaction occurred as of January 1, 2016, the first day of the first year presented. All material adjustments required to reflect the consummation of the Asset Sale Transaction are set forth in the columns labeled “Pro Forma Adjustments”. The data contained in the columns labeled “Bovie Medical Corporation As Reported”, is derived from the Company’s historical unaudited consolidated balance sheet as of June 30, 2018 and consolidated statements of operations for the six months ended June 30, 2018, the twelve months ended December 31, 2017 and the twelve months ended December 31, 2016. The unaudited pro forma financial data is presented for informational purposes only and is not necessarily indicative of the results of future operations or future financial position of the Company or the actual results of operations or financial position that would have occurred had the Asset Sale Transaction been consummated as of the dates indicated above.

The pro forma adjustments were based upon available information at the date of this filing and upon certain assumptions as described in the notes to the unaudited pro forma condensed financial statements that our management believes are reasonable under the circumstances.

The unaudited pro forma financial statements and accompanying notes should be read in conjunction with our historical financial statements and accompanying notes thereto, and our “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, in our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2018 and Annual Report on Form 10-K for the twelve months ended December 31, 2017 and December 31, 2016, a copy of which has been provided to you as part of the proxy materials for the Annual Meeting.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2018
(In thousands, except share and per share data, Unaudited)

	As Reported	Pro Forma Adjustments (a)	As Adjusted
ASSETS
Current assets:
Cash and cash equivalents	$7,875	$92,000	$99,875
Restricted cash	660	—	660
Trade accounts receivable, net of allowance of $180 and $204	5,592	—	5,592
Inventories, net	7,533	(2,400)	5,133
Prepaid expenses and other current assets	568	—	568
Total current assets	22,228	89,600	111,828
Property and equipment, net	6,314	(96)	6,218
Brand name and trademark	1,510	(1,510)	—
Purchased technology and license rights, net	235	(112)	123
Goodwill	185	—	185
Deposits	115	—	115
Other assets	67	—	67
Total assets	$30,654	$87,882	$118,536

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,745	$—	$2,745
Accrued severance and related	439	—	439
Accrued payroll	394	—	394
Current portion of mortgage note payable	239	—	239
Accrued and other liabilities	2,420	2,100	4,520
Total current liabilities	6,237	2,100	8,337
Mortgage note payable, net of current portion	2,335	—	2,335
Note payable	140	—	140
Deferred tax liability	368	17,777	18,145
Derivative liabilities	—	—	—
Total liabilities	$9,080	$19,877	$28,957
STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value; 75,000,000 shares authorized; 33,055,131 issued and 32,912,556 outstanding as of June 30, 2018 and 75,000,000 shares authorized; 33,021,170 issued and 32,878,091 outstanding as of December 31, 2017, respectively	33	—	33
Additional paid-in capital	51,244	—	51,244
Accumulated deficit	(29,703)	68,005	38,302
Total stockholders’ equity	21,574	68,005	89,579
Total liabilities and stockholders’ equity	$30,654	$87,882	$118,536
See accompanying notes to unaudited Pro Forma financial information

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, Unaudited)

	Six Months Ended June 30, 2018			Twelve Months Ended December 31, 2017			Twelve Months Ended December 31, 2016
	As Reported	Pro Forma Adjustments (b)	As Adjusted	As Reported	Pro Forma Adjustments (b)	As Adjusted	As Reported	Pro Forma Adjustments (b)	As Adjusted
Sales	$21,391	$(14,303)	$7,088	$38,883	$(28,649)	$10,234	$36,627	$(27,808)	$8,819
Cost of sales	10,124	(7,785)	2,339	19,122	(15,846)	3,276	18,712	(15,009)	3,703
Gross profit	11,267	(6,518)	4,749	19,761	(12,803)	6,958	17,915	(12,799)	5,116
Other costs and expenses:
Research and development	1,378	(101)	1,277	2,455	(514)	1,941	2,618	(1,585)	1,033
Professional services	1,187	—	1,187	1,771	(2)	1,769	1,486	(13)	1,473
Salaries and related costs	4,234	(619)	3,615	7,906	(986)	6,920	9,038	(1,221)	7,817
Selling, general and administrative	5,599	(1,276)	4,323	11,370	(2,681)	8,689	8,565	(2,380)	6,185
Severance and related expense	—	—	—	1,524	—	1,524		—	—
Total other costs and expenses	12,398	(1,996)	10,402	25,026	(4,183)	20,843	21,707	(5,199)	16,508
Loss from operations	(1,131)	(4,522)	(5,653)	(5,265)	(8,620)	(13,885)	(3,792)	(7,600)	(11,392)
Interest expense, net	(72)	—	(72)	(136)	—	(136)	(158)	—	(158)
Change in fair value of derivative liabilities	20	—	20	183	—	183	64	—	64
Total other income (expense), net	(52)	—	(52)	47	—	47	(94)	—	(94)
Loss before income taxes	(1,183)	(4,522)	(5,705)	(5,218)	(8,620)	(13,838)	(3,886)	(7,600)	(11,486)
Income tax expense (benefit)	24	(950)	(926)	(156)	(1,810)	(1,966)	64	(1,596)	(1,532)
Net loss	$(1,207)	$(3,572)	$(4,779)	$(5,062)	$(6,810)	$(11,872)	$(3,950)	$(6,004)	$(9,954)

Loss per share
Basic	(0.04)		$(0.15)	$(0.16)		$(0.38)	$(0.14)		$(0.36)
Diluted	(0.04)		$(0.15)	$(0.17)		$(0.38)	$(0.15)		$(0.36)

Weighted average number of shares outstanding - basic	32,884		32,884	31,420		31,420	27,433		27,433
Weighted average number of shares outstanding - dilutive	32,884		32,884	31,427		31,427	27,449		27,449
See accompanying notes to unaudited Pro Forma financial information

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
(Unaudited)

NOTE 1.     BASIS OF PRESENTATION

The historical unaudited consolidated balance sheet as of June 30, 2018 reflects the reported assets, liabilities, and stockholders’ equity of the Company with the proposed sale of assets by the Company, consisting principally of our Core Segment, referred to as the “Purchased Assets.”

The unaudited pro forma balance sheet as of June 30, 2018 has been prepared assuming the Asset Sale Transaction was consummated as of that date. The unaudited pro forma consolidated statements of operations for the six months ended June 30, 2018, the twelve months ended December 31, 2017 and the twelve months ended December 31, 2016, have been prepared in accordance with the SEC’s pro forma rules under S-X Article 11 assuming that the Asset Sale Transaction occurred as of January 1, 2016, the first day of the first year presented. All material adjustments required to reflect the consummation of the Asset Sale Transaction are set forth in the columns labeled “Pro Forma Adjustments.” The data contained in the columns labeled “Bovie Medical Corporation As Reported”, is derived from Bovie Medical Corporation’s historical unaudited balance sheet as of June 30, 2018 and consolidated statements of operations for the six months ended June 30, 2018, the twelve months ended December 31, 2017 and the twelve months ended December 31, 2016.

NOTE 2.     PRO FORMA ADJUSTMENTS

The following adjustments were made in the preparation of the unaudited pro forma consolidated balance sheet:

(a)
To record as of June 30, 2018 (i) the expected net proceeds received from the sale of the Purchased Assets and (ii) the expected gain on the sale of the Purchased Assets pursuant to the terms of the Asset Purchase Agreement:

(In thousands)
Gross consideration from the sale of Purchased Assets	$97,000
Estimated closing and transaction costs	5,000
Expected net proceeds from sale of assets before taxes	$92,000

Book value of Purchased Assets
Current assets:
Inventories, net	$2,400
Total current assets	2,400
Property and equipment, net of depreciation	96
Brand name and trademark	1,510
Purchased technology and license rights, net of depreciation	112
Total assets	$4,118

Current liabilities:
Accrued inventory liability	$2,100
Total current liabilities	2,100
Total book value of purchased assets	$6,218

Expected net gain on sale of assets before taxes	$85,782
Income tax expense	17,777
Expected gain on sale of assets after income taxes *	$68,005
* The expected net gain on the sale of the Purchased Assets has not been reflected in the pro forma consolidated statements of operations as it is considered to be nonrecurring in nature. Income tax expense is the Company’s estimate of taxes associated with the gain recognized on the sale of the Core business.

(b)	To eliminate the operating activity related to the Purchased Assets which includes, revenue, net of returns, allowance and discounts, cost of revenues and operating expenses:

	Six Months Ended June 30, 2018	Twelve Months Ended December 31, 2017	Twelve Months Ended December 31, 2016
Sales	$14,303	$28,649	$27,808
Cost of sales	7,785	15,846	15,009
Gross profit	6,518	12,803	12,799
Other costs and expenses:
Research and development	101	514	1,585
Professional services	—	2	13
Salaries and related costs	619	986	1,221
Selling, general and administrative	1,276	2,681	2,380
Total other costs and expenses	1,996	4,183	5,199
Income from operations	4,522	8,620	7,600
Income tax expense	950	1,810	1,596
Net income	$3,572	$6,810	$6,004